UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2011
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tesoro Logistics LP, (the “Partnership”) announced the election of Daniel R. Romasko, age 47, as Vice President and Chief Operating Officer and his appointment as member of the Board of Directors (the “Board”) effective July 21, 2011 (the "Commencement Date"), concurrently increasing the number of directors from seven to eight. In this role, Mr. Romasko will assume responsibility for the Partnership's operations.

Mr. Romasko currently holds the position of Executive Vice President, Operations for Tesoro Corporation ("Tesoro"), the Partnership's general partner. Mr. Romasko will devote the majority of his time to his roles at Tesoro and he will also spend time, as needed, devoted to the Partnership's business and affairs. Prior to joining Tesoro, from August 2009 until March 2011, Mr. Romasko held the positions of Vice President, Operations Integrity and Vice President, Technical Operations and Competence with Suncor Energy, an integrated energy company with downstream operations. In these roles he was responsible for implementation of Suncor's operational excellence strategy with particular emphasis on improving reliability, safety and environmental performance. Mr. Romasko also worked for Petro-Canada, a downstream energy company in Canada from July 2007 to August 2009 as the General Manager of their Fort Hills syncrude operations, which merged with Suncor in 2009.

Prior to joining Suncor, Mr. Romasko spent 20 years with ConocoPhillips, an international, integrated energy company with downstream operations. At ConocoPhillips he held leadership positions in supply and trading, transportation, and pipeline and built extensive experience in refining.

There are no changes in Mr. Romasko's compensation as a result of this appointment. Responsibility and authority for compensation-related decisions for Mr. Romasko will reside with the compensation committee of the board of directors of Tesoro. All determinations with respect to awards to be made under the Tesoro Logistics LP 2011 Long-term Incentive Plan will be made by the Board of the Partnership, or any committee thereof that may be established for such purpose, following the recommendation of the compensation committee of the board of directors of Tesoro.

Currently, the only committee of the Board is the audit committee; however, Mr. Romasko is not expected to be named as a member of the audit committee. The Press Release announcing Mr. Romasko's election is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 22, 2011, Tesoro Logistics LP (the “Partnership”) issued a press release announcing the declaration of its initial quarterly distribution. A copy of the Partnership's press release is attached hereto as Exhibit 99.2 and incorporated herein in its entirety.

In accordance with Treasury Regulation 1.1446-4(d), a qualified notice was issued to the New York Stock Exchange indicating that this distribution represents income effectively connected with a U.S. business (ECI) and that all nominees are responsible for withholding 35% of the fiscal 2011 second quarter distribution to foreign investors (nonresident aliens, foreign corporations, foreign trusts and foreign estates) as required under Section 1446 of the Internal Revenue Code.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K.  Accordingly, the information in Item 7.01 of this Current Report, including the press release, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release of the Partnership announcing new Officer and Director dated July 22, 2011.
99.2	Press release of the Partnership announcing the declaration of its initial quarterly distribution issued on July 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 22, 2011

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its General Partner

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit

99.1	Press release of the Partnership announcing new Officer and Director dated July 22, 2011.
99.2	Press release of the Partnership announcing the declaration of its initial quarterly distribution issued on July 22, 2011.

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